Exhibit 10.7

INVESTMENT TECHNOLOGY GROUP, INC.

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

THIS GRANT AGREEMENT, dated as of                    (the “Date of Grant”), is entered into by and between Investment Technology Group, Inc. (the “Company”), a Delaware corporation, and                    , a member of the Board of Directors of the Company (the “Director”).

WHEREAS, the Director has been awarded the following Grant under the Amended and Restated Investment Technology Group, Inc. Directors’ Equity Subplan (the “Subplan”), a subplan of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “2007 Plan”);

WHEREAS, capitalized terms used herein and not defined herein shall have the meanings set forth in the Subplan and in the 2007 Plan. In the event of any conflict between this Grant Agreement, the Subplan and the 2007 Plan, the Subplan and the 2007 Plan shall control; and

WHEREAS, the Director is not employed by the Company, a Subsidiary of the Company or a parent of the Company and is not otherwise ineligible to participate in the Subplan.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Grant of the Option. Subject to the terms and conditions set forth in this Grant Agreement, the Subplan and the 2007 Plan, the Director is hereby awarded a nonqualified stock option to purchase           shares of Company Stock for an Exercise Price of $           per share (the “Option”). This Option is intended to be a nonqualified stock option and shall not be treated as an incentive stock option under the provisions of the Code.

2.                                       Grant Subject to Plan Provisions. This Option is awarded pursuant to the Subplan and the 2007 Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Subplan and the 2007 Plan. This Option is subject to interpretations, regulations and determinations concerning the Subplan and the 2007 Plan established from time to time by the Committee in accordance with the provisions of the Subplan and the 2007 Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the shares issued under the 2007 Plan, (b) changes in capitalization, (c) requirements of applicable law and (d) all other provisions of the Subplan and the 2007 Plan. The Committee has the authority to interpret and construe this Grant Agreement pursuant to the terms of the Subplan and the 2007 Plan, and its decisions are conclusive as to any questions arising hereunder.

3.                                       Vesting of the Option.

(a)                                  Subject to the terms and conditions of this Grant Agreement, the Subplan and the 2007 Plan, this Option shall vest and become exercisable in three approximately equal annual installments, beginning on the first anniversary of the Date of Grant if the Director is serving as a Non-Employee Director or is deemed to be serving as a Non-Employee Director in accordance with Section 7 below, as of each applicable vesting date; provided, however, that the Option shall vest and become immediately exercisable in full (i) immediately prior to the effectiveness of a Change in Control if the Director is serving as a Non-Employee Director or is deemed to be serving as a Non-Employee Director in accordance with Section 7 below, as of such date or (ii) in the event that the Director ceases to serve as a Non-Employee Director due to the Director’s death or Disability (as defined below). In the event the Director ceases to serve as a Non-Employee Director for any other reason not described or provided for herein, any portion of the Option that has not yet vested shall immediately be forfeited.

“Disability” shall have the meaning ascribed to such term in Section 22(e)(3) of the Code.

(b)                                 The vesting of the Option shall be cumulative, but shall not exceed 100% of the shares of Company Stock subject to the Option. If the foregoing vesting schedule would produce fractional shares, the number of shares for which the Option vests shall be rounded down to the nearest whole share.

(c)                                  Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Company Stock under Section 5(d) of the 2007 Plan, as incorporated within the Subplan, shall be subject to the vesting schedule in this Section 3.

4.                                       Term. The Option (to the extent not earlier exercised or forfeited in accordance with Section 3(a) above) shall expire at 5:00 p.m., Eastern time, on the fifth anniversary of the Date of Grant; provided, however, if the Director ceases to serve as a Non-Employee Director prior to such date (except as provided in Section 7 below), the Option shall expire as follows: (a) if the Director ceases to serve as a Non-Employee Director due to the Director’s death, Disability or retirement at or after age 65, the date 12 months after such cessation of service, but in no event later than the fifth anniversary of the Date of Grant; and (b) if the Director ceases to serve as a Non-Employee Director for any reason other than due to the Director’s death, Disability or retirement at or after age 65, the date sixty (60) days after such cessation of service, but in no event later than the fifth anniversary of the Date of Grant.

5.                                       Method of Exercise. The Director may exercise the Option, in whole or in part, at such time as the Option is exercisable and prior to its expiration by giving written notice of exercise of the Option to the Secretary of the Company. Such written notice shall be deemed to have been received either when delivered personally to the office of the Secretary or at 11:58 p.m. on the date of any U.S. Postal Service postmark on the notice, whichever is earlier. Such notice shall be irrevocable and must be accompanied by the payment of the Exercise Price as provided in Section 6 below. Upon the exercise of the Option, the Company shall transfer or shall cause to be issued a certificate or certificates for the Company Stock being purchased as promptly as practicable.

6.                                       Payment of Exercise Price. The Exercise Price of the shares of Company Stock purchased by the Director upon exercise of the Option (the “Option Shares”) shall be paid in full to the Company at the time of such exercise in cash (including by check), by the surrender of Company Stock (including the surrender of Option Shares), by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or by such other method as the Committee may approve; provided, however, that Company Stock held for less than six months may be surrendered in payment or partial payment of the Exercise Price only with the approval of the Committee.

7.                                       Continued Service as an Employee. If the Director ceases to serve as a Non-Employee Director and, immediately thereafter, the Director is employed by the Employer, then, solely for the purposes of Sections 3 and 4 above, the Director shall not be deemed to have ceased to serve as a Non-Employee Director at that time, and his or her continued employment by the Employer shall be deemed to be continued service as a Non-Employee Director. If the Director becomes employed by the Employer, the transfer of Option Shares as described in Section 13 below shall be subject to applicable federal (including FICA), state and local tax withholding requirements pursuant to Section 14 of the 2007 Plan.

8.                                       Nontransferability. Neither the Director nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey the Option, which Option is, and all rights under this Grant Agreement are, expressly declared to be unassignable and nontransferable, other than by will or under the laws of descent and distribution (or pursuant to a beneficiary designation authorized by the Committee).

9.                                       No Right to Company Assets. Neither the Director nor any other person shall acquire by reason of the Option or the Option Shares any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability. No trust shall be created in connection with or by the granting of the Option or the purchase of any Option Shares, and any benefits which become payable hereunder shall be paid from the general assets of the Company. The Director shall have only a contractual right to the amounts, if any, payable pursuant to this Grant Agreement, unsecured by any asset of the Company or any of its affiliates.

10.                                 Limitations. Nothing herein shall limit the Company’s right to issue Company Stock, or stock options or other rights to purchase Company Stock subject to vesting, expiration and other terms and conditions deemed appropriate by the Company and its affiliates. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any right, remedy or claim under or by reason of this Grant Agreement or of any term, covenant or condition hereof.

11.                                 Expenses of Issuance of Option Shares. The issuance of stock certificates hereunder shall be without charge to the Director. The Company shall pay, and indemnify the Director from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of the Option Shares.

12.                                 Terms are Binding. The terms of this Grant Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Director and the Company.

13.                                 Compliance with Law. The exercise of the Option and the obligations of the Company to issue or transfer Option Shares hereunder shall be subject to the terms, conditions and restrictions as set forth in the governing instruments of the Company, Company policies, applicable federal and state securities laws or any other applicable laws or regulations, and approvals by any governmental or regulatory agency as may be required. In no event shall the Director be permitted to exercise the Option if the issuance of Option Shares at that time would violate any law or regulation. By signing this Grant Agreement, the Director agrees not to sell any Option Shares at a time when applicable laws or the Company policies prohibit a sale.

14.                                 References. References herein to rights and obligations of the Director shall apply, where appropriate, to the Director’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Grant Agreement.

15.                                 Notices. Any notice required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently, by similar process, give notice of:

If to the Company:

Investment Technology Group, Inc.
380 Madison Avenue
New York, NY 10017
Attention: General Counsel

If to the Director:

At the Director’s most recent address shown on the Company’s corporate records, or at any other address at which the Director may specify in a notice delivered to the Company in the manner set forth herein.

16.                                 Costs. In any action at law or in equity to enforce any of the provisions or rights under this Grant Agreement, including any arbitration proceedings to enforce such provisions or rights, the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

17.                                 Further Assurances. The Director agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Grant Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

18.                                 Counterparts. For convenience, this Grant Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

19.                                 Governing Law. This Grant Agreement shall be construed and enforced in accordance with Section 6(h) of the Subplan.

20.                                 Entire Agreement. This Grant Agreement, together with the Subplan and the 2007 Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Option other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

21.                                 Amendment; Waiver. This Grant Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Any such written instrument must be approved by the Committee to be effective as against the Company. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Grant Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Grant Agreement.

22.                                 Severability. Any provision of this Grant Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Grant Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Name: Robert C. Gasser
Title: CEO and President

I hereby accept the Option described in this Grant Agreement, and I agree to be bound by the terms of the Subplan, the 2007 Plan and this Grant Agreement. I hereby acknowledge that a copy of the Plan and the Plan prospectus have been delivered to me. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

[Insert Name of the Director]